Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

DraftKings Inc.
Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237693-01 and No. 333-238051) and Form S-8 (No. 333-239516) of DraftKings Inc. of our reports dated February 18, 2022, relating to the consolidated financial statements and the effectiveness of DraftKings Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts

February 18, 2022